SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

American Bancorporation

(Name of Registrant as Specified In Its Charter)

American Bancorporation

(Name of Registrant as Specified In Its Charter)

AMERICAN BANCORPORATION

1025 Main Street - Suite 800

Wheeling, West Virginia 26003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 16, 2001

To The Shareholders of American Bancorporation:

The Annual Meeting of Shareholders of American Bancorporation, an Ohio Corporation (the "Company"), will be held Wednesday, May 16, 2001, at the Mull Center, 1025 Main Street, Suite 800, Wheeling, West Virginia, at 10:00 A.M. (E.D.S.T.) for the following purposes:

1. To fix the number of positions for director at 10, with 2 vacancies that may be filled by the Board of Directors;

2. To elect Jack O. Cartner and Paul W. Donahie directors for a three year term;

3. To consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

The Board of Directors of the Company has fixed the close of business on April 13, 2001 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

All shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you, if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

By Order of the Board of Directors

Linda M. Woodfin, Secretary

April 27, 2001

AMERICAN BANCORPORATION PROXY STATEMENT

The Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy on behalf of the Board of Directors of American Bancorporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the time and place and for the purposes set forth in the foregoing Notice of the Meeting. A shareholder giving a proxy may revoke it at any time before it is exercised by delivering to the Secretary of the Company, at the address set forth in the Notice of the Meeting, a letter signed by the record holder of the common stock indicating the proxy is revoked. All proxies will be voted in accordance with instructions thereon. ANY PROXY UPON WHICH NO INSTRUCTION HAS BEEN INDICATED WILL BE VOTED "FOR" THE SPECIFIC MATTERS SET FORTH IN THE FOREGOING NOTICE OF THE MEETING AND, AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to the solicitation by the use of the mails, proxies may be solicited personally by telephone by regular employees of the Company or its Subsidiaries without extra remuneration. Banks, brokers, custodians, nominees and fiduciaries may be required to forward proxies and proxy soliciting material to their principals and in so doing, the Company will reimburse them for the expenses.

VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF

As of the close of business on April 13, 2001, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 3,129,674 common shares. Each of such shares entitles the holder of record to one vote on each matter submitted to shareholders of the Company including the election of directors. However, under the laws of Ohio applicable to shareholders meetings, notice in writing may be given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding a meeting of shareholders for the purposes of electing directors, that the shareholder desires that the voting at such election be cumulative, and provided an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of such shareholder, then each holder of common shares shall have cumulative voting rights in the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as are equal to the number of shares such shareholder owns multiplied by the number of directors to be elected. The shares thus accumulated may be voted among any number of nominees instead of being spread ratably among as many nominees as there are vacancies to be filled. The shareholders present in person or by proxy at any meeting for the election of directors must represent at least one third of the outstanding shares of the Company for that purpose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following table are the persons known to own beneficially more than 5% of the voting stock of the Company and the number of shares owned by directors and executive officers as a group. Any voting stock owned by directors and director nominees are disclosed under Nominees, Directors and Executive Officers.

Security Ownership of Certain Beneficial Owners and Management Title Name and Percent

of Address of Amount of Nature of of

Class Beneficial Owner Ownership Ownership Class

A) PERSONS OWNING MORE THAN 5% (1)

Common Jeremy C. McCamic 247,826 Direct 7.92

stock 56 Fourteenth St. 102,786 Indirect (2) 3.28

Wheeling, WV 26003

Common Jolyon W. McCamic 194,154 Direct (3) 6.20

stock 56 Fourteenth St. 5,608 Indirect (2) 0.18

Wheeling, WV 26003

B) ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP:

(11 persons, including Jeremy C. 951,320 30.40

%

McCamic & Jolyon W. McCamic)

(1) Excludes a stock option granted on February 22, 2001 to WesBanco, Inc., a West Virginia bank holding company, pursuant to a merger agreement with the Company. The option is exercisable, under certain circumstances, upon termination of the proposed merger, to purchase up to 622,805 shares or 16.6% of the Company's common stock.

(2) Includes, where applicable, shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Unless otherwise indicated, the beneficial owner has the sole voting and investment power relative to the securities.

(3) Voting rights on 50,000 shares assigned to Director Jeffrey W. McCamic.

PROPOSAL NO. 1: TO FIX THE NUMBER OF DIRECTORS AT 10

It is intended that the proxies will be voted for the election of two nominees as indicated in Proposal No. 2, for a total of eight directors. The Company, however, believes it is in its best interest to provide for two additional vacancies on the Board in order to permit qualified additions to the Board of Directors, if the need arises in the future. Under present Company Code of Regulations, this would only be possible by holding a Special Meeting of Shareholders, unless the authority is delegated to the Board of Directors at this time. The Company has no present nominees for the additional directorship. Any vacancy would be filled for a term of office only until the next Annual or Special Meeting of Shareholders. See Note 5 on page 6 for information on Directors, if the proposed merger with WesBanco is completed.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, which must represent at least one third of the outstanding shares of the Company, is required for the approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL NO. 2: TO ELECT THREE NOMINEES AS DIRECTORS

It is intended that the proxies will be voted for the election of two nominees listed in the following tabulation. Nominees Jack O. Cartner and Paul W. Donahie shall hold a term of office expiring in 2004. Incumbent Directors Abigail M. Feinknopf, Jay T. McCamic and Jeffrey W. McCamic hold a term of office expiring in 2002 and Jeremy C. McCamic, Jolyon W. McCamic and John J. Malik, Jr. hold a term of office expiring in 2003.

Any vacancies occurring in the Board of Directors, regardless of the term, shall be filled by the Board of Directors to serve only until the next annual or special meeting of shareholders. If any nominee shall be unable to serve, the proxy may be voted with discretionary authority for a substitute. The Board of Directors has no reason to believe that any nominee will become unavailable to serve.

Shareholders may withhold authority to vote for any individual nominee by striking through the nominees name on the proxy card. Any proxy which is not so marked to withhold authority or struck through shall be deemed to be a vote for such nominee. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, which must represent at least one third of the outstanding shares of the Company, is required for the approval of the proposal. See Note 5 on page 6 for information on Directors, if the proposed merger with WesBanco is completed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Certain information concerning nominees for Director, incumbent Directors, and Executive Officers of the Company is set forth in the following table. All Directors and Executive Officers have a term of office from one to three years and one year, respectively. All directors have been directors for one or more years. The family relationships existing between the persons named are Jeremy C. McCamic and Jolyon W. McCamic are brothers, Jeremy C. McCamic is the father of Jay T. McCamic and Abigail M. Feinknopf, and Jolyon W. McCamic is the father of Jeffrey W. McCamic. Except as otherwise indicated each of the persons has been employed by their current employer for the preceding five years.

A.) NOMINEES FOR A THREE YEAR TERM ENDING IN 2004:

Amount of Nature of Percent

Name Age Principal Occupation/Other Directorships Ownership Ownership of Class

Jack O. Cartner 69 Director of Wheeling National Bank (subsidiary 56,080 Direct 1.79

Director since 1985 of the Company); President and Chief Executive 1,500 Indirect (1) (2)

Officer of Motrim, Inc., an equipment

manufacturing firm in Cambridge, Ohio

Paul W. Donahie 66 Director and Vice Chairman of Wheeling 35,208 Direct 1.12

Director since 1983 National Bank and Director of American

American Mortgages, Inc. (subsidiaries 144 Indirect (1) (2)

of the Company); formerly President of

the Company and President and CEO

of Wheeling National Bank

B.) INCUMBENT DIRECTORS WITH A TERM ENDING IN 2002:

Abigail M. Feinknopf 33 Marketing representative with Feinknopf 125,856 Direct 4.02

Director since 1998 Photography, Columbus, Ohio; previously

Business Development Representative with

Karlsberger Companies, Columbus, Ohio

Jay T. McCamic 45 Director of Wheeling National Bank 120,212 Direct 3.84

Director since 1995 (subsidiary of the Company); partner of 4,356 Indirect (2

)

McCamic & McCamic, a law firm with

offices in Wheeling, West Virginia

Jeffrey W. McCamic 42 Director and Vice Chairman of Wheeling 800 Direct (1)

Director since 1999 National Bank(subsidiary of the Company); 50,000 Indirect (3) 1.60 partner of McCamic & McCamic, a law

firm with offices in Wheeling, West Virginia

C:) INCUMBENT DIRECTORS WITH A TERM ENDING IN 2003:

John J. Malik, Jr. 73 Retired Probate Court Judge, Belmont 31,506 Direct 1.01

Director since 1999 County, Ohio; (former Director of the 1,302 Indirect (2

)

Company 1984 - 1997)

Jeremy C. McCamic 72 Chairman of the Board and Chief Executive 246,626 Direct 7.88

Director since 1983 Officer of the Company; Chairman of the 97,786 Indirect (1) 3.12

Board of Wheeling National Bank and

American Mortgages, Inc. (subsidiaries of the

Company); Senior partner of McCamic & McCamic

a law firm with offices in Wheeling, West Virginia

Jolyon W. McCamic 69 Director and Vice Chairman of the Board of the 194,154 Direct (4) 6.20

Director since 1988 Company; Director of Wheeling National Bank 5,608 Indirect (1) (2)

and American Mortgages, Inc. (subsidiaries of

the Company); partner of McCamic & McCamic,

a law firm with offices in Wheeling, West Virginia

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS - CONTINUED

D.) NON DIRECTOR EXECUTIVE OFFICERS:

Amount of Nature of Percent

Name Age Principal Occupation/Other Directorship Ownership Ownership of Class

Brent E. Richmond 38 President and Chief Operating Officer 20,000 Direct (2)

of the Company and Chief Executive Officer

of Wheeling National Bank (subsidiary of the

Company); formerly Executive Vice President

and Chief Operating Officer of the Company

and Wheeling National Bank

John E. Wait 57 Director, President and Senior Lending 3,982 Direct (2)

Officer of Wheeling National Bank

(subsidiary of the Company);

Director, American Mortgages, Inc.

(subsidiary of the Company); formerly

Executive Vice President and Senior

Lending Officer of Wheeling National Bank;

Prior thereto, President and Chief Executive

Officer of Columbus National Bank (a former

subsidiary of the Company)

Jeffrey A. Baran 34 Chief Financial Officer of the Company; 0

Chief Financial Officer of Wheeling National Bank

(subsidiary of the Company); formerly Assistant

Controller of the Company

  Includes, where applicable, shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Unless otherwise indicated, the beneficial owner has the sole voting and investment power relative to the securities.

(2) Less than one percent.

(3) Voting rights only.

(4) Voting rights on 50,000 shares assigned to Director Jeffrey W. McCamic.

    In the event the merger of the Company into WesBanco, Inc. is completed, the Board of Directors of the Company will cease to exist. Jeremy C. McCamic and Abigail M. Feinknopf will be named as Directors of the WesBanco holding company Board. In 2002, Jeremy C. McCamic shall be replaced by Jay T. McCamic as a Director of the holding company Board. Directors Jack O. Cartner, Jolyon W. McCamic and Jeffrey W. McCamic will be named to the WesBanco bank Board until 2002, at which time Jeffrey W. McCamic will be reappointed to said Board.

BOARD OF DIRECTORS AND ITS COMMITTEES

a) Nominating

The Board of Directors of American Bancorporation has a standing Nominating Committee consisting of Jeremy C. McCamic and Paul W. Donahie. Members of the Nominating committee are appointed annually by the Board of Directors. The Nominating Committee of American Bancorporation recommends to the Board of Directors Nominees for election as Directors and considers performance of incumbent Directors. The Nominating Committee held one meeting during the period since the last Annual Meeting. The Nominating Committee will consider Nominees recommended by shareholders on written request describing the qualifications and business experience, sent to the attention of Linda M. Woodfin, Secretary of the Company.

b) Audit

The Board of Directors of American Bancorporation has a standing Audit Committee consisting of Jack O. Cartner, Jeffrey W. McCamic and John J. Malik, Jr. Members of the Audit committee are appointed annually. During 2000, the Committee held thirteen meetings. The Audit Committee was established by the Board of Directors and operates pursuant to a written charter which is attached to this proxy statement as Exhibit A. Subject to the limitations and provisions of its charter, the Audit Committee assists the Board in its oversight of accounting and financial reporting principles and policies, internal audit controls and procedures, and financial statements and the independent audit of the financial statements. The Committee recommends to the Board the nomination of the independent auditor and evaluates the independent auditor and its independence.

The Company has entered into a merger agreement with WesBanco, Inc., a West Virginia bank holding company and its affiliates, subject to shareholder and regulatory approval. In the event such approvals are not obtained, the Board of Directors has determined to add an additional director unaffiliated with the Company in place of Jeffrey W. McCamic so that the members of the Audit Committee may be deemed to be "independent" under the rules of The Nasdaq Stock Market.

c) Compensation

The Board of Directors has a standing Compensation Committee consisting of Jack O. Cartner, Paul W. Donahie, and Jeremy C. McCamic. The Committee reviews and recommends to the Board of Directors all remuneration arrangements. The Committee did not hold a meeting during 2000, as the full Board acted in its place.

d) Full Board

The Board of Directors held sixteen meetings during 2000. There were no directors whose attendance was less than 75% of the total meetings held, including meetings of Committees, during the period for which they had been a director.

The prior Annual Meeting of Shareholders was held May 17, 2000. Shares represented in person and by proxy totalled 2,851,103 or 91.10% of the shares then outstanding. The following were elected director:

Term Withheld

Nominee ending For Vote for

John J. Malik, Jr. 2003 2,840,756 10,347

Jeremy C. McCamic 2003 2,840,413 10,690

Jolyon W. McCamic 2003 2,840,453 10,650

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the financial reporting process. As set forth in the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the financial statements, and maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2000. In addition, the Committee has discussed with KPMG LLP, the independent auditing firm for the Company, matters required by Statements of Auditing Standards No. 61, "Communications with Audit Committees".

The Committee also has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and have discussed with KPMG LLP its independence from the Company.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors.

Jack O. Cartner, Chairman

John J. Malik, Jr.

Jeffrey W. McCamic

EXECUTIVE COMPENSATION

a) Cash Compensation

The following table sets forth the annual compensation for the Company's Chief Executive Officer and executive officers whose total annual salary exceeds $100,000, as well as the total compensation paid to each individual for the Company's two previous fiscal years:

SUMMARY COMPENSATION TABLE

Annual Other Annual All Other

Name/Principal Occupation Year Salary Bonus Compensation Compensation

Jeremy C. McCamic 2000 - - $305,500

(1) $109,531

(2)

Chairman & CEO 1999 - - $355,000

(1) $ 79,407

(2)

1998 - - $295,000

(1) $ 63,307

(2)

Paul W. Donahie 2000 $250,000 $25,000 $ 5,250 -

Vice Chairman 1999 $280,000 $35,000 $ 4,750 -

Wheeling National Bank 1998 $250,000 $65,000 $ 4,800 -

Brent E. Richmond 2000 $165,000 $60,000 $ 5,250 -

President & 1999 $165,000 $35,000 $ 4,613 -

Chief Operating Officer 1998 $140,000 $30,000 $ 4,800 -

John E. Wait 2000 $160,000 $35,000 $ 5,250 -

President 1999 $160,000 $35,000 $ 4,500 -

Wheeling National Bank 1998 $140,000

$30,000 $ 4,800

(1) In lieu of salary or bonus, Jeremy C. McCamic directs his compensation be paid to McCamic & McCamic, a law firm of which he is a senior partner.

    Includes legal and administrative fees paid to the law firm of McCamic & McCamic of $81,031 in 2000, $55,607 in 1999 and $36,857 in 1998. The balance represents director fees.

    In the event the merger of the Company into WesBanco is completed, Brent E. Richmond and John E. Wait shall be retained as executive officers of the WesBanco bank and shall receive annual compensation of $115,000 and $185,000. In addition, Jeremy C. McCamic shall receive annual compensation of $72,000 for a minimum of six years as a consultant, Paul W. Donahie shall receive $10,000 a month for a three-month period as a consultant, and the law firm of McCamic and McCamic shall be retained for a minimum of six years at a minimum annual retainer of $72,000. See "Severance Plan" for information on additional retention payments due such persons in the event the merger is completed and certain conditions are met.

b) Compensation Pursuant to Plans

Except as stated below, the Company does not presently have annuities, options, pension, retirement, incentive, stock purchase, deferred compensation or similar plans for its officers, directors or employees.

Pension Plan and Profit Sharing 401(k) Savings Plan

The Company maintains a defined benefit Pension Plan. In 1992 the Company amended the Plan to freeze all benefit accruals and fully vest all participants in the benefits accrued to them as of December 31, 1992.

The value of benefits under the Pension Plan are determined with reference to a ten years certain and life annuity. Actuarially equivalent methods of payment are also available. At December 31, 2000, the most recent valuation date, the actuarial present value of accumulated vested benefits under the Pension Plan was $876,665 and the market value of plan assets available for the funding of such benefits was $698,712.

A claim was made against the Plan during 1992 by a former employee (the "Claimant"), alleging additional benefits due him under the Plan and litigation between the parties ensued. Prior to the Court's final ruling, all parties agreed as to the method of computing the benefit due the claimant. The Court found that the computation was made pursuant to the pertinent Plan provisions and approved a joint motion by the parties to dismiss the action. As a result, the Plan Administrator disbursed $141,135 to the Claimant during 1995 to settle the claim and approximately $215,000 in 1996 to other affected Plan participants as determined based on the application of the Court's final ruling. No amount of the disbursements were recognized in the 1996 or 1995 statement of operations as the Company recorded a reserve in 1994 to recognize the liability for additional benefits due to Plan participants as determined based on the application of the Court's decision regarding the method of computing benefits to affected Plan participants. Management believes appropriate reserves for liabilities have been established to recognize the application of the Court's decision and expects to incur no further expense for this situation.

An additional claim was made against the Plan during 1996 by former employees alleging further additional benefits due them under the Plan. The Administrator of the Plan denied the claim and the claimants' subsequent appeal. During 2000, the claimants filed a complaint in the United Stated District Court alleging that the Plan and Plan Administrator had erroneously determined the amount of benefits due and payable under the Plan. The Complaint also represents that the plaintiff's theory of calculations may impact the benefits of several other participants as well. The Company does not expect that any additional provision need be made in the consolidated financial statements for this matter.

As of January 1, 1993, the Company initiated a Profit Sharing 401(k) Savings Plan. The Savings Plan permits eligible employees to contribute up to fifteen percent of their salary to the Plan each year. The Plan provides for matching contributions of the Company equal to 50% of employee contributions up to the first 6% of compensation. The Company may, at its discretion, make profit sharing contributions to the Plan. Plan participants are fully and immediately vested in Company matching contributions and fully vested in Company profit sharing contributions after 5 years of service. Company matching contributions totalled $91,000 during 2000.

Incentive Plan

In 1993 the Company implemented an Incentive Compensation Plan for senior management. The primary purpose of the Plan is to boost the profitability of the Company and reward the individuals who are primarily responsible for increasing profitability with additional compensation.

The Plan calls for incentive awards to the participants of the Plan if certain targeted net income values are achieved. The incentive awards will be linked in a formula to the participants total base salary. The Plan is not a binding contract and it may be modified by the Board of Directors at any time. Incentive compensation for services performed during 2000 totalled $120,000.

Severance Plan

The Board of Directors of American Bancorporation have provided that in the event that American Bancorporation experiences a change in control due to a merger or acquisition, and Paul W. Donahie, Brent E. Richmond or John E. Wait are released from service due to said change in control, or not provided an employment opportunity with comparable authority and responsibility with the new company at a salary level equal to their salary level at the time of said change in control and elect to terminate employment as a result thereof, the surviving institution will provide a lump-sum payment equal to 2.99 times their base compensation. In such event, there shall also be purchased for Jeremy C. McCamic an annuity paying $10,000 per month, net of taxes, for twelve years certain or life whichever is longer.

In the event the merger of the Company into WesBanco is completed, WesBanco has agreed to pay certain executives lump sum retention compensation, in lieu of but in accordance with the Severance Plan formula, provided the executive remains employed by WesBanco for certain specified periods. The executives, the employment periods and formula payments are: Paul W. Donahie - $864,110 (3 months); Brent E. Richmond - $493,948 (9 months); and John E. Wait - $493,081 (18 months). In addition, Jeremy C. McCamic shall receive $9,000 a month for life with a minimum of twelve years of payments, in lieu of the Severance Plan payments.

c) Other Compensation

The Company paid or distributed certain other personnel benefits to Executive Officers during 2000 which in the aggregate did not exceed $25,000 or 10% of the compensation reported in the Cash Compensation table.

d) Compensation of Directors

The Company paid a total of $116,950 in directors fees during 2000. Nonmanagement directors of the parent company receive $850 for each meeting of the Board attended. The bank subsidiary also compensates directors.

Wheeling National Bank paid a total of $150,750 in directors fees during 2000, including $65,350 to persons who were directors or executive officers of American Bancorporation. Nonmanagement directors receive fees of $400 per meeting of the Board attended. Additionally, members of the Executive and Audit Committees of the Board receive $250 per meeting attended. The Executive and Audit Committees meet monthly.

Stock Performance Graph

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's common shareholders during the five year period ended December 31, 2000, as well as an overall stock market index (Nasdaq Stock Market - U.S. Companies) and the Company's peer group index (Nasdaq Bank Stocks):

CERTAIN BUSINESS RELATIONSHIPS

INDEBTEDNESS OF MANAGEMENT

Certain of the Officers and Directors of the Company and certain of their associates have been and are customers of the affiliate bank and have had transactions in excess of $60,000 outstanding during the past fiscal year. Such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transaction with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

PROPOSAL NO. 3: OTHER BUSINESS OF THE MEETING

The Board of Directors is not aware of any matters to come before the meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgement.

SHAREHOLDERS PROPOSALS

The Company has entered into a merger agreement with WesBanco, Inc., a West Virginia bank holding company and its affiliates, subject to shareholder and regulatory approval. In the event such approvals are not obtained, the Company intends to hold its annual meeting approximately the same date next year. In such event, any shareholder proposals for consideration by the Company for inclusion in the Company's proxy statement and form of proxy must be made in writing and received by the Company on or before February 1, 2002. All proposals must comply with the terms of Rule 14a-8(a) of the Securities and Exchange Act of 1934.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company employed the firm of KPMG LLP as independent certified public accountants to audit the financial statements of the Company for the past fiscal year. The selection of the firm was recommended by the Company's Audit Committee. Representatives of KPMG LLP will be present at the Meeting of Shareholders with an opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

The Company does not propose at this time to select or recommend to shareholders the election, approval or ratification of auditors for the current fiscal year. The Company has not selected or recommended auditors at this time to permit its Audit Committee the discretion to make recommendation.

The aggregate fees the Company paid to KPMG LLP for the annual audit and for the review of the Company's Forms 10-Q for the fiscal year totalled $171,000. The aggregate fees the Company paid to KPMG LLP for all other non-audit services, including fees for tax related services, during fiscal year 2000 totalled $60,701. No fees were paid to KPMG LLP for Financial Information Systems Design and Implementation services. he Audit Committee believes the non-audit fees paid to KPMG LLP are compatible with maintaining KPMG LLP's independence.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Shareholders, including financial statements for the Company's fiscal year ended December 31, 2000, has been mailed to all shareholders. The Annual Report is not a part of the proxy soliciting material. Additional copies of the Annual Report are available upon written request to the Company. The Company will furnish, without charge, a copy of its annual report on form 10-K for the fiscal year 2000, including financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, upon written request to Linda M. Woodfin, Secretary, American Bancorporation, 1025 Main Street, Suite 800, Wheeling, West Virginia 26003.

Exhibit #1

AMERICAN BANCORPORATION

Audit Committee Charter

The Audit Committee (the "Committee") of the Board of Directors (the "Board") shall assist the Board in (1) its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures; (2) its oversight of the Company's financial statements and the independent audit thereof; (3) evaluate and, when deemed appropriate, recommending the replacement of the independent auditor; and (4) evaluating the independence of the independent auditor.

The function of the Committee is oversight. Management of the Company is responsible for preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. It is recognized that, in fulfilling their responsibilities hereunder, members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Company from which it receives information and (2) the accuracy of the financial and the information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

The independent auditors for the Company are ultimately accountable to the Board (as assisted by the Committee). The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall, in the Board's business judgment, be free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be financially literate as interpreted by the Board in its business judgment. At least one member of the Committee shall have accounting or related financial management expertise as interpreted by the Board in its business judgement. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

RESPONSIBILITIES AND DUTIES

    Review Procedures

The Committee shall:

      Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board.

      Review the Company's annual audited financial statements prior to filing or distribution and recommend whether the financial statements should be included in the Company's Annual Report on Form 10-K. This review should include discussions with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

      In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls; discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings and reports prepared by the internal auditors together with management's responses.

      Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. (See Item B.4)

    Independent Auditors

      The independent auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to recommend and appoint, respectively, evaluate and, where appropriate, replace the independent auditors.

      The Committee shall review the fees charged by the independent auditors for audit and non-audit services.

      The Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, and the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

      Prior to releasing the year-end earnings, the Committee shall discuss the results of the audit with the independent auditors. The Committee shall also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      The Committee shall consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    Internal Audit

The Committee shall:

      Make recommendations to the Board concerning the appointment and removal of the Company's internal auditors.

      Advise the internal auditors that they are expected to provide the Committee summaries of, and, as appropriate, significant reports to management prepared by the internal auditors and management's responses thereto.

    Other Audit Committee Responsibilities

The Committee shall:

      Annually prepare a report to shareholders to be contained in the Company's annual proxy statement as required by the Securities and Exchange Commission.

      Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Board shall specifically delegate to the Committee.

      Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

PROXY

AMERICAN BANCORPORATION PROXY FOR THE ANNUAL MEETING 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Jolyon W. McCamic and John J. Malik, Jr. are jointly and severally authorized, with full power of substitution, to represent and vote all common shares of AMERICAN BANCORPORATION at the Annual Meeting of Shareholders to be held Wednesday, May 16, 2001, at the Mull Center, 1025 Main Street, Suite 800, Wheeling, West Virginia, at 10:00 A.M. (E.D.S.T.) and any adjournment thereof as follows:

1. FOR AGAINST ABSTAIN To fix the number of positions for director at 10, with 2 vacancies that may be filled by the Board of Directors.

2. FOR WITHHOLD VOTE FOR To elect Jack O. Cartner and Paul W. Donahie directors for a three year term.

SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY STRIKING THROUGH THE NOMINEE'S NAME. ANY PROXY WHICH IS NOT MARKED TO WITHHOLD AUTHORITY OR STRUCK THROUGH SHALL BE DEEMED TO BE A VOTE FOR SUCH NOMINEE.

3. In their discretion to consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS REFERRED TO AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED. ALL PROXIES SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SO INDICATED.

Address Correction Requested The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement in connection with the annual meeting and executes this Proxy.

Date , 2001 (Signature)

Date , 2001 (Signature)

Please sign exactly as name appears at left (Executors, Administrators, Trustees, etc. should so indicate). If shares are held in more than one name, all registered holders should sign.

PLEASE DATE, SIGN AND MAIL AT ONCE